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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 4, 2000


                             SURGE COMPONENTS, INC.
             (Exact name of registrant as specified in its charter)


          New York                      0-14188                 11-2602030
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)        Identification Number)


         1016 Grand Boulevard
          Deer Park, New York                                     11729
(Address of principal executive offices)                        (Zip Code)


                                 (631)595-1818
              (Registrant's telephone number, including area code)


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Item 5.  Other Matters.

                  Pursuant to a Termination, Release and Debt Discharge Agreement, dated as of December 4, 2000, we, Surge Components, Inc., memorialized the terms of our termination of the Asset Purchase Agreement, dated December 8, 1999, between us and Global DataTel, Inc. We had terminated our proposed acquisition of substantially all of the assets of Global on November 3, 2000. Under the termination agreement,

o the 239,000 shares of our Non-Voting Redeemable Convertible Series A Preferred Stock that we previously issued to Global and were held in escrow were returned to Surge for cancellation,

o we discharged approximately $3.25 million of our approximately $4.51 million of previous advances to Global and approximately $118,000 in accrued interest in consideration of Global's release of Surge from any claims, including, but not limited to, claims relating to the asset purchase transaction which we terminated,

o we agreed to discharge the remaining $1.25 million principal amount of our previous advances to Global, which is evidenced by a subordinated convertible promissory note of Global payable to us, on December 4, 2001, if no claims are made against us or our affiliates prior to December 4, 2001 relating to Global,

o Global assigned to us, all of Global's rights, title and interest to certain proprietary property and the SolaWorks name, and will not compete with us in the business of utilizing an open-source ASP platform to provide customized Internet solutions, with certain exceptions, in Latin America, and

o Global agreed to use its best efforts to cause us to be removed as a guarantor and co-signer of a line of credit with CitiBank, NA.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.
                  Not applicable.

         (b)      Pro forma financial information.
                  Not applicable.

         (c)      Exhibits.
                  Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number        Description
------        -----------

   10.1 Termination, Release and Debt Discharge Agreement, dated as of December 4, 2000, by and among Global DataTel, Inc. and all of its subsidiaries, Surge Components, Inc., GDIS Acquisition Corp. and Superus Holdings, Inc.

   10.2 Subordinated Convertible Promissory Note of Global DataTel, Inc., in the principal amount of $1,250,000 and payable to Surge Components, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2000

                                                     Surge Components, Inc,


                                             By:         /s/ Ira Levy
                                                --------------------------------
                                                      Ira Levy, President


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                                 EXHIBIT INDEX

Exhibit
Number        Description
------        -----------

   10.1 Termination, Release and Debt Discharge Agreement, dated as of December 4, 2000, by and among Global DataTel, Inc. and all of its subsidiaries, Surge Components, Inc., GDIS Acquisition Corp. and Superus Holdings, Inc.

   10.2 Subordinated Convertible Promissory Note of Global DataTel, Inc., in the principal amount of $1,250,000 and payable to Surge Components, Inc.